UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On April 30, 2014, our shareholders approved the recapitalization proposal, providing for an amendment to our articles of incorporation in order to reclassify and convert (i) each nonvoting share of Class A Common Stock, par value $1.00 per share, into one Common Share, no par value, each entitled to one vote per share, and (ii) each share of voting Class B Common Stock, par value $1.00 per share, into one Common Share, each entitled to one vote per share. The recapitalization essentially combined our two classes of stock into one new class, with the same rights they had previously, except that the former holders of Class A Common Stock now have the right to vote and the Class A Protection Provision is removed, since there are no longer two classes of common shares.
We filed our amended and restated articles of incorporation with the State of Michigan on April 30, 2014 and the filing will be effective at 12:01 a.m. on May 2, 2014. The recapitalization will be automatically effective at the time the amended and restated articles of incorporation are effective.
The recapitalization is described more fully in our proxy statement/prospectus, dated March 21, 2014, in connection with our 2014 annual meeting of shareholders under the captions “Summary”, “Proposal No. 2 - The Recapitalization Proposal”, “Description of Common Shares”, “Existing Shareholder Protective Provisions”, and “Comparison of Shareholder Rights.” Those portions of the proxy statement/prospectus are incorporated in this Item 3.03 by reference. We filed the proxy statement/prospectus with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933 on March 21, 2014. The description of the recapitalization and the resulting modification of shareholders rights in this Item 3.03 is qualified in its entirety by reference to the proxy statement/prospectus, which you should read carefully.

Item 5.07	Submission of Matters to a Vote of Security Holders
Our Annual Meeting of Shareholders was held on April 30, 2014. At the Annual Meeting, Stephanie H. Boyse, James J. Connor, Gary L. Cowger, Harold M. Karp, Terence C. Seikel and Douglas M. Suliman, Jr. were elected as directors. The following table shows the votes of the holders of Class B Common Stock (the only class entitled to vote on this matter at the annual meeting) cast for and withheld from each nominee’s election and the number of broker non-votes; there were no abstentions in connection with the director election:

	Number of	Number of	Number of Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Stephanie H. Boyse	3,660,503	426,425	161,386
James J. Connor	2,722,592	1,364,336	161,386
Gary L. Cowger	2,771,992	1,314,936	161,386
Harold M. Karp	2,675,284	1,411,644	161,386
Terence C. Seikel	2,776,417	1,310,511	161,386
Douglas M. Suliman, Jr.	2,767,817	1,319,111	161,386

In addition, at the Annual Meeting, the Class A or Class B shareholders approved the following proposals:

(a) Class A shareholders approved the recapitalization proposal (as described in Item 3.03 above).
(b) Class B shareholders approved the recapitalization proposal.
(c) Class B shareholders ratified the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2014.
(d) Class B shareholders approved (on an advisory basis) the compensation of our named executive officers.
(e) Class B shareholders approved the Tecumseh Products Company 2014 Omnibus Incentive Plan, including the material terms of the performance goals used under the 2014 Omnibus Incentive Plan.

The following table shows the votes cast for, against, the votes abstain and broker non-votes for each of the proposals above:

	Number of	Number of	Number of	Number of
Proposal	Votes For	Votes Against	Abstain	Broker Non-votes
Class A shares vote on proposal (a)	9,894,973	581,549	2,280	—
Class B shares vote on proposal (b)	2,578,685	1,507,273	970	161,386
Class B shares vote on proposal (c)	4,082,285	78,647	87,382	—
Class B shares vote on proposal (d)	2,783,183	1,205,136	98,609	161,386
Class B shares vote on proposal (e)	2,775,583	1,214,767	96,578	161,386

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: April 30, 2014	By:	/s/ James J. Connor
James J. Connor
President, Chief Executive Officer and Secretary